UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)		35-1539838 (IRS Employer Identification No.)
1 Main Street, Evansville, IN (Address of Principal Executive Offices)		47708 (Zip Code)

(812) 464-1294
(Registrant's telephone number, including area code)

Item 5.02 Election of Director

On January 27, 2005, Old National Bancorp's Board of Directors elected Joseph D. Barnette, Jr. to its Board of Directors. Mr. Barnette is president of The Sexton Companies, an Indianapolis-based development firm that builds and manages residential communities in Indiana, Louisiana, Ohio and Texas. Mr. Barnette will serve as a member of the Board's Compensation and Management Development Committee.

Item 5.05 Amendment to the Registrant's Code of Ethics

On January 27, 2005, the Board of Directors of Old National Bancorp (the "Company") approved and adopted the amended and restated Company Code of Business Conduct and Ethics ("Code of Ethics"). The Code of Ethics is applicable to all employees of the Company and its subsidiaries and affiliates, including but not limited to the Company's principal executive officer, principal financial officer and principal accounting officer. The revised Code of Ethics was designed to clarify the use and protection of confidential information and the limitations on acceptance of entertainment and gifts from vendors and suppliers.

The revisions to the Code of Ethics do not result in any waiver, explicit or implicit, from any provision of the Code of Ethics as in effect prior to the Board of Director's action to amend and restate the Code of Ethics. A copy of the revised Code of Ethics is attached hereto as Exhibit 14(a).

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished herewith and this list constitutes the exhibit index:

14(a) Old National Bancorp Code of Business Conduct and Ethics, as amended and restated as of January 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: January 27, 2005

By: /s/ Christopher A. Wolking
Christopher A. Wolking
Executive Vice President and Chief Financial Officer